SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                   Form 8-K/A

                                 CURRENT REPORT
                                 Amendment No. 1


    PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: April 4, 1997



                              PACIFIC TELESIS GROUP



A Nevada                     Commission File                I.R.S. Employer
Corporation                     No. 1-8609                   No. 94-2919931



              130 Kearny Street, San Francisco, California 94108





                         Telephone Number (415) 394-3000





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Form 8-K/A                                                 Pacific Telesis Group


The registrant hereby amends and supplements the following items of its Current Report on Form 8-K dated April 4, 1997:

Item 4.  Change in Registrant's Certifying Accountant

On April 1, 1997, SBC Communications Inc. ("SBC"), a Delaware corporation, and Pacific Telesis Group ("PAC"), a Nevada corporation, consummated a merger (the "Merger") whereby SBC Communications (NV) Inc.("Merger Sub"), a Nevada corporation and a wholly-owned subsidiary of SBC, was merged with and into PAC, a regional telephone holding company, pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 1, 1996, among SBC, PAC and Merger Sub. As a result of the Merger, PAC has become a wholly owned subsidiary of SBC.

The SBC Board of Directors had previously approved the appointment of Ernst & Young LLP as auditor of SBC and its subsidiaries. Accordingly, effective with the closing of the Merger, Coopers & Lybrand L.L.P., auditor of PAC, was replaced with Ernst & Young LLP, auditor of SBC. However, Coopers & Lybrand L.L.P. has been engaged to perform a review, as defined by the American Institute of Certified Public Accountants standards, of the March 31, 1997 interim financial statements of PAC.

The reports of Coopers & Lybrand L.L.P. on PAC's financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of PAC's financial statements for each of the two fiscal years ended December 31, 1996, there were no disagreements with Coopers & Lybrand L.L.P. on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Coopers & Lybrand L.L.P., would have caused them to make reference to the matter in their reports.

PAC has requested Coopers & Lybrand L.L.P. to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of the letter, dated January 9, 1998 is filed as Exhibit 16 to this Form 8-K/A.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) Exhibits.

            16 Letter of Coopers & Lybrand L.L.P.






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Form 8-K/A                                               Pacific Telesis Group




                                    SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 9, 1998                         Pacific Telesis Group



                                             By:  /s/ Donald E. Kiernan
                                                  -----------------------
                                                  Donald E. Kiernan
                                                  Executive Vice President,
                                                  Chief Financial Officer,
                                                  and Treasurer